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                                                             EXHIBIT 23(c)

The Board of Directors
MCA Holding I Corp.:

We consent to the incorporation by reference in Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 (333-4136) and Post-Effective Amendment No. 2 to the Registration Statements on Form S-3 (Numbers 33-42877 and 33-42959) of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. of our report dated March 14, 1995, except as to the first paragraph of Note 14, which is as of April 9, 1995 and the second paragraph of
Note 14, which is as of June 1, 1995, as it relates to the consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of The Seagram Company Ltd. dated June 5, 1995, as amended. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


/s/  KPMG Peat Marwick LLP
_____________________________

KPMG Peat Marwick LLP
Los Angeles, California
August 26, 1996